  EXHIBIT 99.1

Torchlight Energy Resources, Inc. Announces $3,000,000 Registered Direct Offering

PLANO, TX – June 12, 2020 – Torchlight Energy Resources, Inc. (NASDAQ: TRCH), an energy company engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States, today announced the company has entered into a securities purchase agreement with an institutional investor for the sale of 7,894,737 shares of common stock at a price of $0.38 per share for total gross proceeds of $3,000,000. As part of the offering, the company issued the investor, warrants to purchase up to 3,157,895 shares of common stock. The warrants will be exercisable for the period of 12 months from the date of issuance, at an exercise price of $0.55 per share. The offering will generate net cash proceeds of approximately $2.8 million after deducting estimated expenses in connection with the offering. The company intends to use the net cash proceeds for drilling obligations, debt interest payments and general corporate purposes.

Commenting on the offering, John Brda CEO of Torchlight Energy said, “Our goal has been to position Torchlight to weather this current storm of COVID-19 and volatile oil prices. We believe that the proceeds from this financing will allow us to meet our near-term drilling and financial obligations, as we continue to delineate the value of our Orogrande Project.”

Pursuant to the form of warrant, in the event the weighted average price of the company’s common stock as reported by Nasdaq is greater than the exercise price, the warrants must be exercised for cash or on a traditional cashless basis, and if the weighted average is less than the exercise price, the warrants may be exercised at the option of the holder on a cashless basis, in whole or in part, for a number of shares, equal to the same number of shares that would have been issued to the holder, if such holder had elected to exercise by paying the aggregate exercise price in cash, without having to pay such aggregate exercise price.

This registered direct offering is expected to close on or about June 16, 2020, subject to the satisfaction of customary closing conditions. Roth Capital Partners acted as financial advisor in the transaction.

A shelf registration statement on Form S-3 (File No. 333-220181) relating to the securities to be issued in the proposed offering was filed with the Securities and Exchange Commission (SEC) and is effective. A prospectus supplement and the accompanying prospectus relating to the registered direct offering will be filed with the SEC. The company will also file a Form 8-K in connection with the securities purchase agreement. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the registered direct offering may be obtained, when available, at the SEC’s website at http://www.sec.gov.

About Torchlight Energy Resources, Inc.

Torchlight Energy Resources, Inc. (TRCH), based in Plano, Texas, is a high growth oil and gas Exploration and Production (E&P) company with a primary focus on acquisition and development of highly profitable domestic oil fields. The company has assets focused in West and Central Texas where their targets are established plays such as the Permian Basin. For additional information on the Company, please visit www.torchlightenergy.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “strategy,” “goal,” or “planned,” “seeks,” “may,” “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments Torchlight Energy Resources expects or anticipates will occur in the future, such as stated objectives or goals, our refinement of strategy, including the outcome of our announced downgrading of operations, our attempts to secure additional financing, our exploring possible business alternatives, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including those risks and uncertainties described in or implied by the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K, filed on March 16, 2020 and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the completion of the offering and use of proceeds. While Torchlight Energy Resources believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in Torchlight Energy Resources’ filings with the Securities and Exchange Commission. Thus, actual results could be materially different. Torchlight Energy Resources expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact

Derek Gradwell
Investor Relations Consultant
Phone: 512-270-6990
Email: ir@torchlightenergy.com